As filed with the Securities and Exchange Commission on July 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KIROMIC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-4762913
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7707 Fannin, Suite 140, Houston, TX	77054
(Address of Principal Executive Offices)	(Zip Code)

Kiromic BioPharma, Inc. 2021 Omnibus Equity Incentive Plan

(Full title of the plan)

Pietro Bersani, CPA

Chief Executive Officer

7707 Fannin, Suite 140

Houston, TX, 77054

(Name and address of agent for service)

(832) 968-4888

(Telephone number, including area code, of agent for service)

Copy to:

Andrew Strong, Esq. Hogan Lovells US LLP 609 Main Street, Suite 4200 Houston, TX 77002 Tel.: (713) 632-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☐

EXPLANATORY NOTE

Kiromic BioPharma, Inc. 2021 Omnibus Equity Incentive Plan

This Registration Statement on Form S-8 (“Registration Statement”) is being filed for the purpose of registering additional shares of common stock of Kiromic BioPharma, Inc. (the “Registrant”), par value $0.001 per share (“Common Stock”), in connection with the Registrant’s 2021 Omnibus Equity Incentive Plan (the “2021 Plan”), for which a Registration Statement on Form S-8 is effective. This Registration Statement on Form S-8 registers an additional 1,000,000 shares of Common Stock issuable pursuant to the 2021 Plan. The contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) for the 2021 Plan on July 15, 2021 (File No. 333-257919), to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents of the Registrant filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on April 8, 2022;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the Commission on May 13, 2022;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on February 2, 2022, February 16, 2022, March 24,2022, May 3, 2022, May 11, 2022, and June 28, 2022; and

(d)	the description of the Registrant’s Common Stock contained in the registration statement on Form 8-A filed with the SEC on October 14, 2020, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the Commission.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Fourth Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on October 21, 2020)

4.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.5 of the Registrant’s Amendment No. 1 to Form S-1 filed on June 26, 2020)

5.1*	Opinion of Hogan Lovells US LLP

23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2021 Omnibus Equity Incentive Plan (incorporated by reference to Appendix A to Schedule 14A filed on April 30, 2021)

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 25, 2022.

KIROMIC BIOPHARMA, INC.

By:	/s/ Pietro Bersani
Name: Pietro Bersani Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Pietro Bersani and Daniel Clark, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Pietro Bersani	Chief Executive Officer (principal executive officer) and Director	July 25, 2022
Pietro Bersani

/s/ Daniel Clark	Chief Financial Officer (principal financial and accounting officer)	July 25, 2022
Daniel Clark

/s/ Americo Cicchetti	Director	July 25, 2022
Americo Cicchetti

/s/ Michael Nagel	Director	July 25, 2022
Michael Nagel

/s/ Karen Reeves	Director	July 25, 2022
Karen Reeves

/s/ Frank Tirelli	Director	July 25, 2022
Frank Tirelli